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                                  GAIAM, INC.
                   2,000,000 SHARES OF CLASS A COMMON STOCK

                             UNDERWRITING AGREEMENT
                               October ____, 1999



Tucker Anthony Cleary Gull
As Representative of the Underwriters
Identified in Schedule I Annexed Hereto
100 East Milwaukee Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

     SECTION 1.  INTRODUCTION.  Gaiam, Inc., a Colorado corporation (the
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"Company"), proposes to sell a total of 2,000,000 shares (the "Firm Shares") of
Class A common stock, $.0001 par value per share (the "Class A Common Stock" and together with the Company's Class B common stock, $.0001 par value per share, the "Common Stock"), to the several underwriters identified in Schedule I annexed hereto (the "Underwriters"), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to 300,000 additional shares of Class A Common Stock (the "Optional Shares") as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the "Shares."

     You, as representative of the Underwriters (the "Representative"), have advised the Company that the Underwriters propose to make a public offering of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the Shares initially will be $4.50 per Share for the first 200 Shares allocated and sold to each customer of the Company that purchases shares in the public offering of the Shares and $5.00 per Share for all other Shares ( the "Offering Prices"). It is hereby acknowledged and agreed that the determination of "customers of the Company" and the allocation of the Shares to "customers of the Company" shall be made by the Company in its sole discretion.

     The Company hereby confirms its agreements with the Underwriters as follows:

     SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
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represents and warrants to, and agrees with, the several Underwriters, and shall be deemed

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/*/ Plus an option to acquire up to 300,000 additional shares of Class A Common
Stock from the Company solely to cover over-allotments.
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to represent and warrant to the several Underwriters on each Closing
Date (as hereinafter defined), that:

          (a) The Company and each of the subsidiaries of the Company, the significant of which subsidiaries are listed on Exhibit 21.1 of the Registration Statement (as hereinafter defined) (individually, a "Subsidiary" and collectively, the "Subsidiaries"), has been duly incorporated or formed and is validly existing as a entity in good standing under the laws of its jurisdiction of incorporation or formation, with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Prospectus (as hereinafter defined) and the Registration Statement; each of the Company and the Subsidiaries is duly registered and qualified to do business as a foreign corporation or other entity under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not be reasonably expected to have or result in a material adverse effect on the financial condition, business, property or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"); and, to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Complete and correct copies of the certificate of incorporation, articles of incorporation, or other organizational documents, as amended or restated (collectively, the "Articles of Incorporation"), and by-laws, as amended or restated ("By-laws"), of the Company and each of the Subsidiaries or the equivalent documents to the Articles of Incorporation and By-laws for those Subsidiaries that are entities other than corporations or that have been formed in jurisdictions in which Articles of Incorporation and By-laws are not applicable, as in effect on the date hereof, have been delivered to the Representative, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date, except as contemplated by the Registration Statement.

          (b) The shares of Common Stock issued and outstanding immediately prior to the issuance and sale of the Shares hereunder as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus and the Registration Statement. There are no preemptive rights to subscribe for or purchase any shares of Common Stock (including the Shares). The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus and the Registration Statement. The delivery of certificates for the Shares to be issued and sold hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title. Except as described in the Prospectus, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company or any Subsidiary, and there are no holders of Common Stock or other securities of the Company or any Subsidiary, or of securities that are convertible or

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     exchangeable into Common Stock or other securities of the Company or any
     Subsidiary, that have rights to the registration of such Common Stock or securities under the Securities Act of 1933, as amended, and the regulations thereunder (together, the "Act") or the securities laws or regulations of any of the states (the "Blue Sky Laws").

          (c) Except for the Subsidiaries, the Company has no subsidiaries and does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Except as set forth in the Registration Statement, the Company owns directly or indirectly all of the issued and outstanding capital stock of each Subsidiary or other equity interests of any subsidiary that is not a corporation, free and clear of any and all liens, claims, encumbrances or security interests, other than liens, claims, encumbrances or security interests in favor of Norwest Bank, N.A. in respect of amounts owed to Norwest Bank, N.A. under the Company's revolving credit arrangement with such bank, and all such capital stock or other equity interest has been duly authorized and validly issued and is fully paid and nonassessable and was issued free and clear of preemptive rights. There are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to subscribe for or purchase any shares of capital stock of any Subsidiary.

          (d) The Company has the corporate power and authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provisions of the Articles of Incorporation or By-laws (or their equivalents) of the Company or any Subsidiary; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party, other than any violation, breach, modification, termination or default which would be reasonably expected to have or result in a Material Adverse Effect; (iii) violate any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or the States of California, Colorado or Ohio or having jurisdiction over the Company or any Subsidiary; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or the States of California, Colorado and Ohio is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Securities Exchange Act of 1934, as amended, and the regulations thereunder (together, the "Exchange Act"), the Blue Sky Laws applicable to the public offering of the Shares by the Underwriters and the clearance of such offering and the

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     underwriting arrangements evidenced hereby with the National Association of
     Securities Dealers, Inc. (the "NASD"). This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

          (e) A registration statement on Form S-1 (Reg. No. 333-83283) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company and complies in all material respects with the requirements of the Act and Form S-1 promulgated thereunder and has been filed with the Securities and Exchange Commission (the "Commission"). Such registration statement, as finally amended and revised at the time such registration statement was or is declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act and deemed to be part of the registration statement if the registration statement has been declared effective pursuant to Rule 430A(b)) and as thereafter amended by post-effective amendment, if any, is herein referred to as the "Registration Statement." The related final prospectus in the form first filed with the Commission pursuant to Rule 424(b) or, if no such filing is required, as included in the Registration Statement, or any supplement thereto, is herein referred to as the "Prospectus." The prospectus, subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and each such prospectus as amended from time to time until the date of the Prospectus, is referred to herein as the "Preliminary Prospectus." Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act. The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to the Representative two
     (2) signed copies of the Registration Statement and each amendment thereto, if any, together with one copy of each exhibit filed therewith or incorporated by reference therein, and such number of conformed copies for each of the Underwriters of the Registration Statement and each amendment thereto, if any (but without exhibits), and of each Preliminary Prospectus and of the Prospectus as the Representative has requested. All material information concerning the offering and the Company (excluding information about specific products and services) that was made available to customers of the Company prior to providing such customers with a Prospectus is included in the Prospectus provided to those customers.

          (f) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus, nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or threatened, and each Preliminary Prospectus filed with the Commission as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto complied in all material respects when so filed with the requirements of the Act and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the effective date of the Registration Statement, and at all times subsequent thereto up to each Closing Date, the Registration Statement and the Prospectus contained or will contain all statements that are required to be stated therein in accordance with the Act and conformed or will conform in all material respects with the requirements of the Act, and neither the Registration Statement nor the Prospectus included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither the Company, nor, to the Company's knowledge, any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company, has distributed or will distribute prior to each Closing Date any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement or other materials permitted by the Act and provided to the Representative. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, or in the earnings, business, prospects or operations of the Company, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (g) Each of Ernst & Young LLP and Wendell T. Walker and Associates, P.C., who have expressed their opinions with respect to the audited consolidated financial statements filed with the Commission or incorporated by reference and included as a part of each Preliminary Prospectus, the Prospectus or the Registration Statement, are independent accountants as required by the Act.

          (h) The consolidated financial statements and the related notes thereto included in each Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial position, results of operations and cash flows of the Company as of their respective dates or for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein on a basis consistent with the consolidated financial statements of the Company contained therein. The Company had an outstanding capitalization as set forth in the Registration Statement and under "Capitalization" in the Prospectus as of the date indicated therein, and there has been no material change thereto since such date except as disclosed in the Prospectus. The financial and statistical information and data relating to the Company in each Preliminary Prospectus, the Prospectus and the Registration Statement are accurately and fairly presented and prepared on a basis consistent with the audited consolidated financial statements and books and records of the Company. The consolidated financial statements and schedules and the related notes thereto included in each Preliminary Prospectus, the Prospectus or the Registration Statement are the only such financial statements and schedules required under the Act to be set forth therein.

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          (i)  Neither the Company nor any Subsidiary is, nor with the giving of notice or passage of time or both, would be, in violation or in breach of:

               (i) its respective Articles of Incorporation or By-laws (or their equivalents);

               (ii) any statute, ordinance, order, rule or regulation applicable to the Company or such Subsidiary;

               (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary; or

               (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or such Subsidiary is a party or by which any property owned or leased by the Company or such Subsidiary is bound or affected, except for any such violation or breach that would not be reasonably expected to have or result in a Material Adverse Effect.

          (j) Neither the Company nor any Subsidiary has received notice of any violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company or any Subsidiary. The Company and each Subsidiary have obtained and hold, and are in compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with their businesses (hereinafter "permit" or "permits") except where the failure to obtain and hold any such permit would not be reasonably expected to have or result in a Material Adverse Effect, and all of such permits are in full force and effect; and the Company and each Subsidiary have fulfilled and performed all of their respective obligations with respect to each such permit, and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit which would be reasonably expected to have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or other occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, the violation of which would be reasonably expected to have a Material Adverse Effect.

          (k) There are no legal or governmental proceedings or investigations pending or, to the Company's knowledge, threatened, to which the Company or any Subsidiary is or may be a party or to which any property owned or leased by the Company or any Subsidiary is or may be subject, including, without limitation, any such proceedings that are related to

                                      -6-
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     environmental or employment discrimination matters, which are required to be described in the Registration Statement or the Prospectus which are not so described, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as described in the Registration Statement or the Prospectus, neither the Company nor any
     Subsidiary: (i) is in violation of any statute, ordinance, rule or regulation, or any decision, order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to "Hazardous" Materials (as hereinafter defined) (collectively, "environmental laws"); (ii) owns, operates or occupies any real property contaminated, to the Company's knowledge, with any Hazardous Material that is subject to any environmental laws; (iii) is, to the Company's knowledge, liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) is subject to any claim relating to any environmental laws; which violation, contamination, liability or claim identified in (i) through (iv) above would be reasonably expected to have or result in a Material Adverse Effect. For purposes of this Agreement, "Hazardous Materials(s)" shall mean
     (i) any substance, the presence in a quantity of which requires investigation or remediation under any environmental laws; (ii) any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance present in a quantity such that it is regulated by any environmental laws; (iii) any substance in a quantity the presence of which poses a hazard to the health or safety of persons on or about the real property owned, operated or occupied by the Company or any of its Subsidiaries; and (iv) urea-formaldehyde, PCBs, asbestos or asbestos-containing materials and radon.

          (l) There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, which has not been described or filed as required. All contracts or agreements filed as an exhibit to the Registration Statement to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, are in full force and effect, constitute valid and binding agreements of the Company or such Subsidiary, and are enforceable by and against the Company or such Subsidiary, in accordance with the respective terms thereof, subject to bankruptcy, insolvency, and moratorium laws, fraudulent transfer and other laws affecting creditors' rights generally and other principles of equity. None of such contracts or instruments has been assigned by the Company; and the Company knows of no default or breach by any party to any such contract or instrument or of any present situation or condition or fact which would prevent compliance by the parties with the terms of such contracts or instruments as amended to date. Except for amendments or modifications of such contracts or instruments in the ordinary course of business, the Company has no intention of exercising any right which would cause any other party to the contract to cancel any of their obligations under any of such contracts or instruments, and, except as described in the Registration Statement, the Company has no knowledge that any

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     other party to any of such contracts or instruments is in material breach or violation of any such contact or agreement or has any intention not to render full performance thereunder.

          (m) The Company or a Subsidiary has good and valid title to all property and assets reflected as owned by the Company or such Subsidiary in the Company's consolidated financial statements included in the Registration Statement (or the Prospectus), free and clear of all liens, claims, mortgages, security interests or other encumbrance of any kind or nature whatsoever except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus). All property (real and personal) held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements is held by the Company or such Subsidiary under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements, and the Company or such Subsidiary, as the case is in full compliance with each such lease, license, franchise or other agreements and the Company has no knowledge that any other party thereto is not in full compliance with each such lease, license, franchise or other agreements, except in either case where the failure to be in compliance would not be reasonably expected to have or result in a Material Adverse Effect. The Company has no knowledge that any other party thereto is not in material compliance with each such lease, license, franchise or other agreement.

          (n) Neither the Company nor, to the Company's knowledge, any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which could cause or result in, stabilization or manipulation, under the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

          (o) Except as described in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to each Closing
     Date:

               (i) neither the Company nor any Subsidiary has or will have incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case, that is material to the Company, except in the ordinary course of business;

               (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital stock and neither the Company nor any Subsidiary is or will be delinquent in the payment of principal or interest on any outstanding debt obligation; and

               (iii) there has not been and will not have been any change in the capital stock, any material change in the indebtedness of the Company or any Subsidiary, or any change or development involving or which would be reasonably expected to have or result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

          (p) Neither the Company nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company has, directly or indirectly:

               (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or

               (ii) made any payment to any federal, state or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

          (q) The Company or a Subsidiary owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses presently used in or necessary for the conduct of its business or ownership of its properties, and neither the Company nor any Subsidiary has violated or infringed upon the rights of others, or received any notice of conflict with the asserted rights of others, in respect thereof, which violation or infringement would be reasonably expected to have or result in a Material Adverse Effect.

          (r) Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and, except as described in the Prospectus, neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from insurers of similar standing as may be necessary to continue its business at a cost that would not have or result in a Material Adverse Effect.

          (s) No labor dispute with the employees of the Company or any Subsidiary, which dispute would reasonably be expected to have or result in a Material Adverse Effect, exists or, to the knowledge of the Company, is imminent, and neither the Company nor any Subsidiary, except as disclosed in the Registration Statement, is a party to any collective bargaining agreement and, to the knowledge of the Company, no union organizational attempts are pending. There has been no change in the relationship of the Company or any Subsidiary with any of its suppliers, manufacturers, contractors or customers resulting in or that would reasonably be expected to have or result in a Material Adverse Effect.

          (t) Neither the Company nor any Subsidiary is an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

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

          (u) All federal, state and local tax returns required to be filed by or on behalf of the Company or any Subsidiary have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities, and all such tax returns, as filed, are accurate in all material respects; all federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or such Subsidiary have been paid or reflected as a liability on the financial statements of the Company or such Subsidiary for all appropriate periods; all deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled, and no issue has been raised in any such audit which, by application of the same or similar principles, would be reasonably expected to result in a proposed material deficiency for any other period not so audited; no state of facts exist (or has existed with respect to any period for which a taxing authority may lawfully assess the Company for any penalty, interest assessment or other charges) which would reasonably be expected to constitute grounds for the assessment of any tax liability with respect to the periods which have not heretofore been audited by appropriate federal, state or local authorities; there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return of any period; and neither the Company nor any Subsidiary has ever been a member of an affiliated group of corporations filing consolidated federal income tax returns, other than a group of which the Company is and has been the common parent.

          (v) Neither the Company nor any Subsidiary is a participating employer or plan sponsor with respect to any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, any multi-employer pension plan. The Company is in material compliance with all applicable laws and regulations, including ERISA and the Code.

          (w) The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

               (i) transactions are executed in accordance with management's general or specific authorizations;

               (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;

               (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and

               (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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

          (x) None of the Company, any Subsidiary, any officer or director of the Company or any Subsidiary, or, to the Company's knowledge, any person who owns, of record or beneficially, any class of securities issued by the Company is: (i) an officer, director or partner of any brokerage firm, broker or dealer that is a member of the NASD ("NASD Member"); or (ii) directly or indirectly, a "person associated with" an NASD member or an "affiliate", of an NASD member, as such terms are used in the NASD Rules of the Association.

          (y) The Class A Common Stock has been registered pursuant to Section 12(g) of the Exchange Act. The Company has prepared and filed with the Commission a registration statement for the Class A Common Stock pursuant to Section 12(g) of the Exchange Act. Such registration statement either has been declared effective by the Commission under the Exchange Act or will be declared effective by the Commission prior to or concurrently with the commencement of the public offering of the Shares. The Class A Common Stock (including the Shares) has been approved for designation upon notice of issuance as a Nasdaq National Market security on The Nasdaq Stock Market ("Nasdaq") concurrently with the execution and delivery of this Agreement.

          (z) All offers and sales of the securities of the Company and each Subsidiary prior to the date hereof were made in compliance with the Act, the Blue Sky Laws and all other applicable state and federal laws or regulations.

          (aa) The Company has obtained for the benefit of the Underwriters an agreement (a "Lock-Up Agreement"), enforceable by the Representative, executed and delivered by each of the persons listed on Schedule II hereof, who owns of record the number of shares of Common Stock set forth on
     Schedule II opposite such shareholder's name, that for a period of 180 days after the First Closing Date, such persons will not, without the prior written consent of the Representative, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of, any:

               (i)   shares of Common Stock;

               (ii) rights to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with the applicable regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option, warrant or other convertible security); or

               (iii) securities that are convertible or exchangeable into shares of Common Stock.

     In addition, each person listed in the Registration Statement under the caption "Our Shareholders" from whom the Company has not obtained a Lock-Up Agreement owns his or her respective shares of Common Stock subject to subscription, or similar agreements containing restrictions on transfers that are no less restrictive than a Lock-Up Agreement, are as of the date hereof specifically enforceable against such persons and will be continuously specifically enforceable against each such person for the period from the date hereof through and including 180 days after the First Closing Date. The Company has heretofore delivered to the Representative a true copy of each such subscription or similar agreement.

          (bb) The Company has complied with all provisions of Section 517.075 of the Florida Statutes, relating to doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (cc) The Company represents that no finder's fee has been or will be paid in connection herewith. It is understood that, should a claim be made for any finder's fee in connection with the sale of the Shares and based upon any agreement by the Company, the Company will indemnify the Underwriters with respect to any such claim.

          (dd) All documents and other information relating to the Company's affairs shall be made available upon request to the Representative and counsel to the Underwriters at the Company's office, and copies of any such documents shall be furnished upon request to the Representative or counsel to the Underwriters. Included within the documents to be made available are the Company's articles of incorporation, as amended, and related charter documents, bylaws and amendments thereto, minutes of all meetings and other actions taken by the Company's incorporators, directors and shareholders, all financial statements, correct copies of any material contracts, licenses, leases or agreements to which the Company is a party or by which it or its property is bound, including contracts for the sale of products or services in the normal course of business, excluding purchase orders made in the normal course of business, and including any employee (including officers and/or directors) incentive plans and any other type of fringe benefit plan, of whatever nature, and copies of all patents, patent applications, trademarks and trademark applications in which the Company may have an interest.

          (ee) A certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby. A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in Section 8(d) will also be furnished to the Representative and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

     SECTION 3.  REPRESENTATION OF UNDERWRITERS.  The Representative will act as
                 ------------------------------
the Representative for the several Underwriters in connection with the public offering of the

Shares, and any action under or in respect of this Agreement taken by the Representative will be binding upon all of the Underwriters.

     SECTION 4.  INFORMATION FURNISHED BY THE UNDERWRITERS.  The information set
                 -----------------------------------------
forth on the outside front cover page of the Prospectus concerning the terms of the offering by the Underwriters, and the information appearing under the caption "Underwriting" in the Prospectus constitute all of the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, as such information is referred to in this Agreement.

     SECTION 5.  PURCHASE, SALE AND DELIVERY OF SHARES.
                 -------------------------------------

          (a) Subject to Section 5(b), on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule I annexed hereto 2,000,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share of $4.05 per Share for the first 200 Shares allocated and sold to each customer of the Company that purchases shares in the public offering of the Shares and $4.50 per Share for the remaining Shares purchased. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representative) bears the same proportion to the number of Firm Shares to be sold by the Company as the number of shares set forth opposite the name of such Underwriter in Schedule I annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.

          (b) Notwithstanding anything herein to the contrary, the Underwriters agree to sell Shares to each of the holders of the Company's 8% Debentures (the "Debentures") at a price of $5.00 per Share (the "Debenture Exchange"), provided that the holders of the Debentures shall pay such price by delivery of the Debentures and not in cash, with the Debentures to be valued for such purpose at their principal amount, without regard to any accrued and unpaid interest thereon. In consideration for the Debenture Exchange, the Company hereby irrevocably agrees to purchase from the Underwriters any and all Debentures delivered to the Underwriters in connection with the Debenture Exchange for a purchase price equal to the principal amount of the Debentures, without regard to any accrued and unpaid interest thereon, which purchase price will be paid to the Underwriters in immediately available funds on the First Closing Date against delivery of the Debentures on the First Closing Date.

          (c) On the First Closing Date (as hereinafter defined), the Company will deliver to the Representative, at the offices of the Representative, 1225 Seventeenth Street, Denver, Colorado 80202, or through the facilities of The Depository Trust Company, for the accounts of the several Underwriters, a master certificate representing the all Firm Shares to be sold by them to "customers of the Company" (as determined by the Company) buying Firm Shares, and shall make appropriate book entries to evidence ownership of Shares by all other purchasers, against payment of the aggregate purchase price therefor by wire transfer of immediately available funds to the account specified by the Company. As referred to in this Agreement, the "First Closing Date" shall be on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act), following the date of the effectiveness of the Registration Statement , at 9:00 a.m., Denver, Colorado time. The master certificate for the Firm Shares to be so delivered, and the evidence of book entry ownership, will be in denominations and registered in such names as the Representative reasonably requests by notice to the Company prior to the First Closing Date.

          (d) In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within thirty (30) days after the First Closing Date to purchase up to 300,000 Optional Shares from the Company at the price of $4.50 per share, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in full or in part upon notice by the Representative to the Company within thirty (30) days after the First Closing Date setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company, and the names and denominations in which the certificates for such Optional Shares are to be registered (or similar information for purchasers whose ownership of Optional Shares is to be evidenced by book entry only). Such date of delivery (the "Second Closing Date") shall be determined by the Representative, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three (3) nor later than ten (10) full business days after delivery of such notice to exercise. Any certificates for Optional Shares will be made available for checking and packaging at 9:00 a.m., Denver, Colorado time, on the first full business day preceding the Second Closing Date at a location to be designated by the Representative. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered or book entries are to be made) the Optional Shares shall be the same as for the Firm Shares.

          (e) The Representative has advised the Company that each Underwriter has authorized the Representative to accept delivery of the Shares and to make payment therefor. It is understood that the Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, "Closing Date" shall mean either the First Closing Date or the Second Closing Date.

          (f) The parties represent and warrant that as of the date hereof and as of the Closing Date, the representations and warranties herein contained and the statements contained in all certificates delivered by any party to another pursuant to this Agreement shall in all material respects be true and correct.

     SECTION 6.  COVENANTS OF THE COMPANY.  The Company covenants and agrees
                 ------------------------
with the several Underwriters that:

          (a) If the effective time of the Registration Statement is not prior to the execution and delivery of this Agreement, the Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, upon notification from the Commission that the Registration Statement has become effective, will so advise the Representative and counsel to the Underwriters promptly. The Company will advise the Representative and counsel to the Underwriters promptly of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for purposes, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction, or any issue regarding denial or suspension of Nasdaq listing or the initiation or threatening of any proceedings for any of those purposes, and will also advise the Representative and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective) or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)), or file any document under the Exchange Act in the time period from the execution of this Agreement through the First Closing Date with respect to the Firm Shares, or from the time of notice by the Representative exercising the option to purchase the Optional Shares through the Second Closing Date with respect to the Optional Shares, without first providing the Underwriters with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representative objects to such filing.

          (b) If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act, the Company promptly will advise the Representative and counsel to the Underwriters thereof and will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement which will correct such statement or omission or an amendment which will effect such compliance; and, if any Underwriter is required to deliver a prospectus after the effective date of the Registration Statement, the Company, upon request of the Representative, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, of each Preliminary Prospectus.

          (c) Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or enter into any transaction with an "affiliate," as defined in Rule 405 under the Act, which is required to be described in the Prospectus pursuant to Item 404 of Regulation S-K under the Act, except as described in the Prospectus.

          (d) Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, acquire any of the Common Stock nor will the Company declare or pay any dividend or make any other distribution upon its Common Stock payable to shareholders of record on a date prior to such earlier date, except as described in the Prospectus.

          (e) The Company will make generally available to its security holders and the Representative an earnings statement as soon as practicable, but in no event later than sixty (60) days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, covering a period of twelve (12) consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

          (f) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Representative, at the expense of the Company, copies of the Registration Statement, the Prospectus, and all amendments and supplements to any such documents, including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, in each case as soon as available and in such quantities as the Representative may reasonably request.

          (g) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

          (h) The Company will cooperate with the Representative and counsel to the Underwriters in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representative designates, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representative to effect the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of the Prospectus. The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act, and the Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

          (i) During the period of three (3) years from the date of the Prospectus, the Company will furnish to each of the Representative and to each of the other Underwriters who may so request, as soon as available, each report, statement or other document of the Company or its Board of Directors mailed to its shareholders or filed with the Commission, and such other information concerning the Company as the Representative may reasonably request.

          (j) The Company shall deliver the requisite notice of issuance to Nasdaq and shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Class A Common Stock as a Nasdaq National Market security, or take such action to authorize the Class A Common Stock for listing on the New York Stock Exchange or the American Stock Exchange, for a period of at least thirty-six (36) months after the date of the Prospectus.

          (k) Except for (i) the issuance and sale by the Company of Common Stock upon exercise of presently existing outstanding stock options, (ii) the sale or exchange of Common Stock in settlement of any threatened litigation by the holder of the minority interest in Healing Arts Publishing, L.L.C. or the sale of Common Stock to purchase the minority interest in Healing Arts Publishing, L.L.C., and (iii) the sale of the Shares to be sold by the Company pursuant to this Agreement, the Company shall not, for a period of one hundred eighty (180) days after the First Closing Date without the prior written consent of the Representative, directly or indirectly, offer, sell or otherwise dispose of, contract to sell or otherwise dispose of, or cause or in any way permit to be sold or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock exercisable within such 180-day period; or
     (iii) securities that are convertible or exchangeable into shares of Common Stock within such 180-day period.

          (l) The Company will maintain a transfer agent and, if required by law or the rules of The Nasdaq Stock Market or any national securities exchange on which the Class A Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Class A Common Stock.

          (m) If at any time when a prospectus relating to the Shares is required to be delivered under the Act, any rumor, publication or event relating to of affecting the Company shall occur as a result of which, in the opinion of the Representative, the market price of the

     Class A Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to the Prospectus), the Company will, after written notice from the Representative advising the Company of any of the matters set forth above, promptly consult with the Representative concerning the advisability and substance of, and, if the Company and the Representative jointly determine that it is appropriate, disseminate, a press release or other public statement responding to or commenting on, such rumor, publication or event.

          (n) The Company will use its reasonable best efforts to comply or cause to be complied with the conditions to the obligations of the Underwriters in Section 8 hereof and will take no action or omit to take any action that would reasonably be expected to prevent the Underwriter's compliance or satisfaction with the conditions to the obligations of the Underwriter in Section 8 hereof.

          (o) The Company shall issue at the Closing irrevocable instructions to the transfer agent to provide the Representative for a period of 180 days after the Closing Date, for its confidential use and at the Company's expense, reasonable access to its daily transfer sheets (provided such access does not result in expense to the Company) and, annually upon request of the Representative to the transfer agent therefor (but more frequently in the event of an investigation requiring the same or inquiry therefor by the Commission or other government body or agency or by the
     NASD), with lists of shareholders of the Company, all for a period of three
     (3) years after the Closing Date. As a condition to providing any information under this Section 6(o), the Company may require the Representative to enter into a non-disclosure or confidentiality agreement providing reasonable restrictions against disclosure of such information.

          (p) The Company shall deliver to the Representative the documents described in Section 2(dd). In addition, at Closing, the Company shall deliver to the Representative or counsel to the Underwriters, certificates of good standing in each state where the Company does business, certificates as to tax status, incumbency or any other certificate or document which the Representative may reasonably require prior to Closing.

          (q) Prior to the Closing Date, the Company shall cooperate with the Representative in such reasonable investigation as the Representative may make or cause to be made of all the properties, business and operations of the Company in connection with the sale of the Shares, and the Company shall make its officers and directors available to the Representative for interrogation, without cost or expense, in connection therewith, and the Company shall make available such information in its possession as the Representative may reasonably request.

          (r) If applicable, the Company shall file with the Commission all required reports in accordance with the provisions of Rule 463 of Regulation C under the Act and shall provide a copy of each such report to the Representative and counsel to the Underwriters.

          (s) The Company shall supply to each of the Representative and counsel to the Underwriters, at the Company's cost, two (2) sets of bound transcripts each containing all of the Closing materials within a reasonable time after the Closing Date.

          SECTION 7.  PAYMENT OF EXPENSES.  Whether or not the transactions
                      -------------------
contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement becomes effective and is thereafter terminated for any reason, the Company will pay the costs, fees and expenses incurred in connection with the proposed public offering of the Shares as hereinafter provided. Such costs, fees and expenses to be paid by the Company will include, without limitation:

          (a) All costs, fees and expenses (excluding the expenses incurred by the Underwriters except as otherwise set forth in subsections (b), (c) and
     (d) below) incurred in connection with the performance of the Company's obligations hereunder, including, without limiting the generality of the foregoing: the registration fees related to the filing of the Registration Statement with the Commission; the fees and expenses related to the quotation of the Shares on Nasdaq or other national securities exchange; the fees and expenses of the Company's counsel, accountants, transfer agent and registrar; the costs and expenses incurred in connection with the preparation, printing, shipping, and delivery of the Registration Statement and the Prospectus (including all exhibits and financial statements) and all agreements and supplements provided for herein, this Agreement, including, without limitation, shipping expenses via overnight delivery and/or courier service to comply with applicable prospectus delivery requirements; and the costs and expenses associated with the production of materials related to, and travel expenses incurred by the management of the Company in connection with, the various meetings to be held between the Company's management and prospective investors.

          (b) All registration fees and expenses, including filings under the Blue Sky Laws and the clearing of the public offering and the underwriting arrangements evidenced hereby with the NASD and legal fees and disbursements of counsel to the Underwriters incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under the Blue Sky Laws.

          (c) All accountable costs, fees and expenses of the Underwriters incurred in connection with the proposed sale of the Shares, as described in the last sentence of this subsection (c), excluding (i) the costs, fees and expenses of counsel to the Underwriters (except as set forth in subsection (d) below) (ii) the costs, fees and expenses incurred by the Underwriters in connection with the marketing and advertising of the transactions contemplated hereunder, and (iii) the Underwriters' travel and promotional expenses incurred in connection with the offering. At the First Closing and, if applicable, on the Second Closing Date, the Company shall pay to each Underwriter a sum equal to the accountable expenses incurred by such Underwriter in connection with the preferential allocation of shares to customers of the Company, including, but not limited to, travel expenses, postage expenses, duplication expenses, long distance telephone expenses, additional staffing and other administrative or "back office" expenses.

          (d) In the event that the transactions contemplated hereunder are not consummated by December 31, 1999, due to the action or inaction of the Company, or if this Agreement is terminated by the Company at any time prior to that date for any reason, the Company will promptly pay, upon the request of the Underwriters, the out-of-pocket expenses incurred in connection with this Agreement, including costs, fees and expenses of counsel to the Underwriters.

          (e) All fees and expenses related to printing of the certificates for the Shares, and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the Underwriters.

          (f) The Company shall also pay all expenses incurred in connection with the placement of a "tombstone" advertisement after the closing in such publications and containing such information as the Company and the Representative may agree, after Closing of the offering.

     SECTION 8.  CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The
                 -------------------------------------------------
obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions, unless waived in writing by the Representative:

          (a) The Registration Statement shall have been declared effective by the Commission; all filings required by Rules 424(b) and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been initiated or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Representative.

          (b) Since the dates as of which information is given in the Registration Statement: (i) there shall not have occurred any change or development involving, or which would be reasonably expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; and (ii) the Company shall not have sustained any material loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree, the effect of which on the Company, in any such case described in clause (i) or (ii) above, is, in the sole discretion of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.


          (c) The Representative shall not have been advised that the Registration Statement or the Prospectus contains an untrue statement of fact that, in the opinion of the Representative or counsel to the Underwriters, is material, or omits to state a fact that, in the opinion of the Representative or such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (d) The Representative shall have received an opinion of Bartlit Beck Herman Palenchar & Scott, counsel for the Company, addressed to the Representative, in its capacity as the Representative of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that, subject to customary qualifications and assumptions:

               (i) The Company is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus and the Registration Statement;

               (ii) the Company is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in the States of Ohio and California;

               (iii) the authorized capital stock of the Company consists of 150,000,000 shares of Class A Common Stock, par value $0.0001 per share, and 50,000,000 shares of Class B Common Stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per Share, and all such stock conforms in all material respects to the descriptions thereof in the Prospectus and the Registration Statement;

               (iv) the issued and outstanding shares of capital stock of the Company immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable, and there are no preemptive rights to subscribe for or purchase any shares of capital stock of the Company, and no shares of capital stock of the Company have been issued in violation of such rights;

               (v) to such counsel's knowledge, except for the Subsidiaries, the Company has no significant subsidiaries, and the Company does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization except as described in the Prospectus and the Registration Statement; each Subsidiary is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and the Registration Statement; Gaiam Catalog, Inc. is duly registered or qualified to do business as a foreign entity under the laws of, and is in good standing as such in the State of Ohio; the issued and outstanding shares of the capital stock or other equity of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and there are no preemptive rights to subscribe for or purchase any shares of capital stock of or other equity interest in any Subsidiary, and no shares of capital stock or other equity interest of any Subsidiary have been issued in violation of such rights; the Company owns directly and beneficially all of the issued and outstanding capital stock or other equity of each Subsidiary except as otherwise described in the Registration Statement, free and clear of any and all liens, claims, encumbrances and security interests except as described in the Registration Statement;

               (vi) the certificates for the Shares to be delivered hereunder are in due and proper form and conform to the requirements of applicable law, and, when duly countersigned by the Company's transfer agent, and delivered to the Representative or upon the order of the Representative against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares to be sold by the Company represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and free of any preemptive rights to subscribe for or purchase shares of Common Stock;

               (vii) the Registration Statement has become effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are threatened under the Act or any Blue Sky Laws; the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act, including Form S-1 promulgated under the Act;

               (viii) the Company has the corporate power and authority to enter into and perform this Agreement; the performance of the Company's obligations hereunder and the consummation of the transactions described herein have been duly authorized by the Company by all necessary corporate action, and this Agreement has been duly executed and delivered by and on behalf of the

               Company, and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms; no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States or of the State of Colorado is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (except for compliance with the Act, the Exchange Act, applicable Blue Sky Laws and the clearance of the underwriting arrangements by the
               NASD);

               (ix) the execution, delivery and performance of this Agreement by the Company will not: (A) violate any provisions of the Articles of Incorporation or By-laws (or equivalents thereto) of the Company or any Subsidiary; (B) or result in the breach, modification or termination of, or constitute a default under, any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, other evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary, or any of their respective owned or leased property is bound, and which is filed as an exhibit to the Registration Statement; or (C) violate any statute, ordinance, rule, or regulation of any regulatory or governmental body, or to such counsel's knowledge, any order or decree of any court, arbitrator, administrative agency or other instrumentality of the United States or of the State of Colorado (assuming compliance with all applicable federal and state securities laws);

               (x) to such counsel's knowledge, except as described in the Prospectus, there are no holders of Common Stock or other securities of the Company, or securities that are convertible or exchangeable into Common Stock or other securities of the Company, that have rights to the registration of such securities;

               (xi) the Class A Common Stock (including the Shares) has been designated for inclusion as a National Market security on The Nasdaq Stock Market and is registered under the Exchange Act;

               (xii) neither the Company nor any Subsidiary is, nor with the giving of notice or passage of time or both would be, in violation of its respective Articles of Incorporation or By-laws (or their equivalents) or, to such counsel's knowledge, in default in any material respect in the performance of any agreement, lease, franchise, license, permit, mortgage, deed of trust, evidence of indebtedness or other instrument, or any other document in each case that is filed as an exhibit to or incorporated by reference in the Registration Statement, to which the Company or any Subsidiary is subject or bound;

               (xii) neither the Company nor any Subsidiary is an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and, upon its receipt of any proceeds from the sale of the Shares, the Company will not become or be deemed to be an "investment company" thereunder;

               (xiv) the description in the Registration Statement and the Prospectus of legal matters, statutes, documents, regulations, legal and governmental proceedings, and contracts and other legal documents described therein fairly and correctly present, in all material respects, the information required to be included therein by the Act and fairly summarize the matters referred to therein;

               (xv) nothing has come to such counsel's attention to lead them to believe that all offers and sales by the Company of its capital stock before the date hereof were not at all relevant times duly registered under or were exempt from the registration requirements of the Act; and

Such opinion may incorporate exclusions and such qualifications reasonably acceptable to the Representative and may, with respect to paragraphs (iv), (v) and (xv), be based on written representations and certifications of the Company and respective offerees and purchasers of Shares. Any written representations and certifications on which such opinion may rely shall be provided to the Representative and shall be reasonably acceptable to the Representative.

          (e) The Representative shall also have received a letter from Bartlit Beck Herman Palenchar & Scott, special counsel for the Company, addressed to the Representative, in its capacity as the Representative of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that (i) no facts have come to the attention of such counsel which lead it to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), and (ii) without limiting the generality of the foregoing, no facts have come to the attention of counsel which lead it to believe that there are legal or governmental proceedings pending or threatened against the Company, including, without limitation, any such proceedings that are related to environmental, employee benefit or employment discrimination matters, required to be described in the Registration Statement or the Prospectus which are not so described or which question the validity of this Agreement or any action taken or to be taken pursuant to this Agreement, nor is there any transaction, relationship, agreement, contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to or incorporated by reference in the Registration Statement by the Act, which is not described, filed or incorporated by reference as required. Such letter may incorporate exclusions and such qualifications reasonably acceptable to the Representatives.

          (f) The Representative shall have received an opinion of Dorsey & Whitney LLP, counsel to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

          (g) The Representative shall have received on each Closing Date, a certificate of Jirka Rysavy, Chief Executive Officer, and Lynn Powers, President of the Company, to the effect that:

               (i) The representations and warranties of the Company set forth in Section 2 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied in all material respects with all the agreements and satisfied all the conditions to be performed or satisfied in all material respects by it at or prior to the date of such certificate;

               (ii) the Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated under the Act or under the Blue Sky Laws of any jurisdiction;

               (iii) each of the respective signatories has examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, and such documents contain all statements required to be stated therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; and

               (iv) since the date on which the Registration Statement was initially filed with the Commission, there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Prospectus and the Registration Statement as heretofore amended or as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representative after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction which is material to the Company other than in the ordinary course of business; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company; since such date and except as so disclosed or as contemplated in this Agreement, the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding Common Stock payable to shareholders of record on a date prior to such Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

          The delivery of the certificate provided for in this subsection (g) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii) and (iv) to be set forth in said certificate.

          (h) At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representative a letter addressed to the Representative, in its capacity as the representative of the Underwriters, from each of Ernst & Young LLP and Wendell T. Walker and Associates, P.C., the Company's independent accountants, the first letters to be dated the date of this Agreement, the second letters to be dated the First Closing Date and the third letters (if applicable) to be dated the Second Closing Date, which shall be in form and substance satisfactory to the Representative and shall contain information as of a date within five
     (5) days of the date of such letter. There shall not have been any change or decrease set forth in any of the letters referred to in this subsection
     (g) which makes it impracticable or inadvisable, in the sole discretion of the Representative, to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (i) The Shares shall have been qualified or registered for sale under the Blue Sky Laws of such jurisdictions as shall have been specified by the Representative, the underwriting terms and arrangements for the offering shall have been cleared by the NASD, and the Class A Common Stock (including the Shares) shall have been designated for inclusion as a Nasdaq National Market security on the Nasdaq Stock Market and shall have been registered under the Exchange Act.

          (j) Such further certificates and documents as the Representative may reasonably request (including certificates of officers of the Company).
     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representative and to Dorsey & Whitney LLP, counsel to the Underwriters. The Company shall furnish the Representative with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

          (k) All the Shares being offered by the Company shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the election of the Representative will terminate upon notification to the Company, without liability on the part of any Underwriter, including the Representative or the Company, except for the provisions of Section 6(n) hereof, the expenses to be paid or reimbursed by the Company pursuant to Section 7 hereof and except to the extent provided in Section 10 hereof.

     SECTION 9.  MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. The Company
                 ------------------------------------------------
will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting and permanent suspension or termination thereof.

     SECTION 10. INDEMNIFICATION.
                  ---------------

          (a) The Company, subject to the last paragraph of this Section 10, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or in any application filed with Nasdaq or under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such document, application or information being hereinafter called a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of establishment of the administrative or "back office" practices, procedures and policies enacted by the Underwriters, or the implementation thereof, in order to facilitate the preferential allocation of shares to customers of the Company described in Section 1 of this Agreement (other than the negligent establishment or implementation of such practices, procedures or policies, for which the Underwriters shall not be entitled to indemnification under this Section 9(a)). The Company, subject to the last paragraph of this Section 10, agrees to reimburse each Underwriter and each such controlling person for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating, defending or settling any such Claim; provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by the Underwriters pursuant to Section 4 of this Agreement. The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company may otherwise have.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act against any Claim to which the Company, or any such director, officer, controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representative), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance solely upon and in conformity with the information set forth in the Registration Statement on the front cover of the Prospectus and under the caption "Underwriting," which is the only written information furnished by the Representative to the Company pursuant to Section 4 of this Agreement. Each Underwriter will severally reimburse any legal fees or other expenses incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such Claim, and from any and all Claims solely resulting from failure of an Underwriter to deliver a Prospectus, if the person asserting such Claim purchased Shares from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of such Underwriter to such person, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this section, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director or controlling person in an aggregate amount in excess of the amount by which the underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of damages which such Underwriter has been otherwise required to pay.

          (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise, except to the extent that the failure to so notify the indemnifying party causes such party prejudice. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select one separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

          (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

               (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (e) of this section (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by the Representative, if one or more of the Underwriters or their controlling persons are the indemnified parties);

               (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

               (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

          (e) If the indemnification provided for in this section is unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares; or

               (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
               (i) above, but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.

          The relative benefits received by each of the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and (d) of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (e) of this section. Notwithstanding the other provisions of this section, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of damages which such Underwriter has been otherwise required to pay. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this section are several in proportion to their respective underwriting commitments and not joint.

     SECTION 11.  DEFAULT OF UNDERWRITERS.  It shall be a condition to the
                  -----------------------
obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this section, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representative for the purchase of such Shares by other persons are not made within thirty-six (36) hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter and the Company except to the extent provided in section 10 hereof.

     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representative shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven (7) business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 12.  EFFECTIVE DATE.   This Agreement shall become effective the
                  --------------
date and time that this Agreement is executed and delivered by the parties hereto.

     SECTION 13.  TERMINATION
                  -----------

          (a) This Agreement may be terminated by the Representative by notice to the Company in the event the Company shall have failed or been unable to comply with any of the terms, conditions, representations, warranties, covenants or other provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing.

          (b) This Agreement may be terminated by the Representative by notice to the Company at any time if, in the sole discretion of the Representative, payment for and delivery of the Shares is rendered impracticable or inadvisable because of: (a) material adverse changes in the Company's business, business prospects, management, earnings, properties or financial condition; (b) any action, suit or proceedings, threatened or pending, at law or equity against the Company, or by any federal, state or other commissions, board or agency wherein any unfavorable result or decision could materially adversely affect the business, business prospects, properties, financial condition, income or earnings of the Company; (c) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on a registered securities exchange, or trading in securities generally on any such exchange shall have been suspended, or a general moratorium shall have been established by federal or state authorities; (d) substantial and material changes in the condition of the market beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable, in the sole discretion of the Representative, to proceed with this Agreement or with the offering; (e) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares; (f) The Nasdaq Stock Market notifies the Company that the Shares will not be listed for trading on The Nasdaq National Market as required under this Agreement; or (g) any suspension of trading in the Class A Common Stock of the Company in the over-the-counter market or the interruption or termination of quotations of the Shares on the NASDAQ System.

          (c) Any termination of this Agreement under Section 13(a) or (b) shall be without liability of any nature whatsoever (including, but not limited to, loss of anticipated profits or consequential damages) on the part of either party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid or reimbursed by the Company pursuant to Section 7 hereof; and the Company and the Representative shall be obligated to pay, respectively, all losses, claims, demands, liabilities and expenses under Section 10.

          (d) It is understood that the Company and the Representative will each advise the other party immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer any of the

     Company's Shares or the issuance of any "suspension orders" or other prohibitions preventing or impairing the proposed offering by the Commission or other regulatory authority.

     SECTION 14.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.  The
                  ---------------------------------------------------
respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

     SECTION 15.  NOTICES.  All notices, demands or requests required or
                  -------
authorized hereunder shall only be deemed given sufficiently if in writing and hand delivered by messenger or courier service or sent by registered mail or certified mail, return receipt requested and postage prepaid, in the case of the
Representative:

     Tucker Anthony Cleary Gull
     100 East Wisconsin Avenue
     Milwaukee, Wisconsin 53202
     Attention: Joseph F. Hickey, Jr., Managing Director

     with a copy to:

     Dorsey & Whitney LLP
     370 Seventeenth Street, Suite 4400
     Denver, Colorado  80202
     Attention:  Kevin A. Cudney, Esq.

     and, in the case of the Company:

     Gaiam, Inc.
     360 Interlocken Blvd., Suite 300
     Broomfield, Colorado 80021
     Attention: Lynn Powers, President

     with a copy to:

     Bartlit Beck Herman Palenchar & Scott
     511 Sixteenth Street, Suite 700
     Denver,  Colorado  80202
     Attention:  James L. Palenchar, Esq.

     Any such notice shall be deemed effectively given on the earlier of the date of actual receipt or the second business day after delivered, telecopied, or deposit of the notice with the United States Postal Service.

     SECTION 16.  SUCCESSORS.  This Agreement will inure to the benefit of and
                  ----------
be binding upon the parties hereto and their respective successors, personal representative and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 12 hereof and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 17.  PARTIAL UNENFORCEABILITY.  If any section, paragraph, clause
                  ------------------------
or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph clause or provision hereof.

     SECTION 18.  APPLICABLE LAW; COUNTERPARTS.  This Agreement shall be
                  ----------------------------
governed by and construed in accordance with the internal laws of the State of New York without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including the Representative, all in accordance with its terms.


                                    Very truly yours,

                                    GAIAM, INC.



                                    By:
                                        -----------------------------------
                                    Its:
                                        -----------------------------------



     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


TUCKER ANTHONY CLEARY GULL

Acting as Representative of the several Underwriters (including themselves) identified in Schedule I annexed hereto.



TUCKER ANTHONY CLEARY GULL


By:
   --------------------------------
     Authorized Representative

Date:
   --------------------------------

                                  GAIAM, INC.

                                   Schedule I


- -------------------------------------------------------------------------------
       Name of Underwriter           Number of Firm Shares to be Purchased
- -------------------------------------------------------------------------------
Tucker Anthony Cleary Gull
- -------------------------------------------------------------------------------
Tucker Anthony Incorporated
- -------------------------------------------------------------------------------
Adams Harkness & Hill, Inc.
- -------------------------------------------------------------------------------
Total
- -------------------------------------------------------------------------------

                                  GAIAM, INC.

                                  Schedule II

- ------------------------------------------------------------------------------
         Name of Shareholder                    Number of Shares Owned
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

                                  GAIAM, INC.

                                 Schedule 2(c)

Subsidiaries: